Exhibit 99.1

News Release

Media Inquiries	Investor Inquiries
Joan Campion	John DeBono
908-582-5832 (office)	908-582-7793 (office)
201-761-9384 (mobile)	debono@lucent.com
joancampion@lucent.com

MaryLou Ambrus	Dina Fede
908-582-8501 (office)	908-582-0366 (office)
908-239-6654 (mobile)	fede@lucent.com
mambrus@lucent.com
LUCENT TECHNOLOGIES REPORTS RESULTS FOR THE THIRD QUARTER OF FISCAL 2006
•	Posts revenues of $2.05 billion
•	Records net income of $79 million, or 2 cents per diluted share[1]
•	Sees large, sustainable CDMA market and significant growth in UMTS market
•	In a separate release, Lucent and Alcatel announce additional leadership positions for the combined company
FOR IMMEDIATE RELEASE: WEDNESDAY, JULY 26, 2006
     MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today reported results for the third quarter of fiscal 2006, which ended June 30, 2006, in accordance with U.S. generally accepted accounting principles (GAAP). For the quarter, Lucent reported net income of $79 million, or 2 cents per diluted share, which is consistent with the preliminary results announced on July 10, 2006. These results compare with net income of $181 million, or 4 cents per diluted share, in the second quarter of fiscal 2006, and net income of $372 million, or 7 cents per diluted share, in the year-ago quarter.
     In the year-ago quarter, net income was positively impacted by $127 million, or about 2 cents per diluted share, primarily due to the favorable impact of tax items and recoveries of bad debt and customer financing.1 Similar items did not have a material impact on net income in the third quarter of fiscal 2006 and the prior quarter ended March 31, 2006.

     The company reported revenues of $2.05 billion in the quarter, a decrease of 4 percent sequentially and a decrease of 12 percent from the year-ago quarter. The company’s revenues were $2.14 billion in the second quarter of fiscal 2006 and $2.34 billion in the year-ago quarter.
EXECUTIVE COMMENTARY
     “Our results this quarter reflect an impending shift in spending as some of our North American customers begin to move from current-generation to next-generation mobile high-speed data solutions. While these results were clearly disappointing, we do not believe these results are indicative of the longer-term opportunities we see in the global mobility market. CDMA continues to represent a large, sustainable market, and we see significant growth in the UMTS market as our customers enable their networks to deliver the exciting new applications their customers are demanding,” said Lucent Technologies Chairman and CEO Patricia Russo.
     “In certain other regions, particularly in Europe, our revenues grew sequentially this quarter,” added Russo. “In addition, revenues increased sequentially and year over year for our Multimedia Network Solutions and Services segments, which both posted their highest quarterly revenue for this fiscal year.”
     “With our continued emphasis on financial discipline across our operations, we achieved a gross margin of 41 percent, despite decreasing revenues and a less favorable product and geographic mix,” said Lucent Technologies Chief Financial Officer John Kritzmacher. “Looking ahead and assuming that our EV-DO Rev. A and HSDPA rollouts remain on track, we expect that mobility deployments in North America will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin.”
     Given the company’s pending merger transaction with Alcatel, it is continuing its practice of not providing specific annual guidance.
MERGER UPDATE
     On July 24, 2006, the European Commission informed Alcatel and Lucent Technologies that their proposed merger complies with the European Union’s competition rules and that the two companies have its approval to merge. As announced on July 10, 2006, the companies believe they are currently on track to complete their merger transaction by the end of calendar year 2006.
     “We continue to make excellent progress in integration planning for our pending merger transaction with Alcatel,” said Russo. “We have developed an organizational structure that best serves the needs of customers, and we recently announced several members of our integrated management team that leverages the best talent of both companies.” In a separate release, Lucent and Alcatel today announced additional leadership positions for the combined company.
GROSS MARGIN AND OPERATING EXPENSES
     Gross margin for the third quarter of fiscal 2006 was 41 percent of revenues as compared with 43 percent in the second quarter of fiscal 2006 and 45 percent in the year-ago quarter.
     Operating expenses for the third quarter of fiscal 2006 were $665 million as compared with $677 million for the second quarter of fiscal 2006 and $681 in the year-ago quarter.
     The net pension and postretirement benefit credit for the third quarter was $104 million, compared with $114 million in the second quarter of fiscal 2006 and $178 million in the year-ago quarter.
BALANCE SHEET UPDATE
     As of June 30, 2006, Lucent had $3.7 billion in cash and marketable securities, a decrease of $272 million from the quarter ended March 31, 2006. The decrease was primarily driven by the Riverstone acquisition.
REVIEW OF OPERATIONS — THREE MONTHS ENDED JUNE 30, 2006
     On a sequential basis, revenues in the United States decreased 15 percent to $1.27 billion, and revenues outside the United States increased 21 percent to $780 million. Compared with the year-ago quarter, U.S. revenues decreased by 17 percent and revenues outside the United States decreased by 5 percent.
     Lucent’s segment structure is organized around its respective products and services. The reportable segments are as follows:
•	Mobility Access and Applications Solutions, which includes CDMA, UMTS, WiMax and applications.
•	Multimedia Network Solutions, which includes optical, access and data networking.
•	Converged Core Solutions, which includes both legacy voice and next-generation IP Multimedia Subsystem (IMS)/VoIP core products.
•	Services, which includes maintenance, deployment and network transformation services such as professional and managed services, as well as network operations software.

     Revenues and operating income for these segments are included in Exhibit D in the accompanying financial reporting package.
THIRD FISCAL QUARTER 2006 HIGHLIGHTS
     Lucent continued to make several announcements related to key technologies for next-generation networks, including: 3G mobile networks, IMS, VoIP, services, next-generation data and optical solutions, broadband access, and applications.
3G Mobile Networks: Lucent built on its momentum in the development and deployment of innovative third-generation (3G) mobile networking solutions. Lucent was selected by:
•	Verizon Wireless to deploy CDMA2000 1xEV-DO Rev. A into its nationwide network. With this agreement, Lucent will continue to be one of Verizon Wireless’ primary next-generation network infrastructure suppliers.
•	Telecom New Zealand to upgrade its existing CDMA2000 1xEV-DO mobile network with Rev. A technology.
•	VIVO, the largest mobile service operator in the Southern Hemisphere, to expand and enhance its 3G CDMA2000 1X and 1xEV-DO digital network in Brazil.
•	Sky Link, which is establishing a nationwide CDMA450 network in Russia, to increase the capacity and coverage of its network.
IMS/VoIP: Lucent made further market progress for its advanced multimedia networking solutions and announced agreements with:
•	Manx Telecom earlier this week to supply additional elements of its industry-leading IMS solution and increase the capacity of Manx Telecom’s wireless network and upgrade the carrier’s broadband wireline network with the Lucent Multimedia Access Platform (MMAP).
•	New World Telecommunications Limited (NWT) to provide its leading IMS platform for the creation and delivery of multimedia services over NWT’s optical IP network. NWT is Hong Kong’s first fixed line operator to deploy an IMS platform.
•	Costa Rica’s Instituto Costarricense de Electricidad (ICE) to deploy elements of its IMS service architecture and Multiprotocol Label Switching (MPLS) solution to offer next generation voice and data services.
Services: Lucent’s network transformation, network integration and other services solutions were components of 19 contracts announced around the world during the third quarter with service providers, enterprises and governments, including:
•	A prime contract with the United States Department of the Army, as part of its Infrastructure Modernization (IMOD) contract, to engineer, furnish, install, secure and test a next-generation multivendor communications infrastructure at selected Army installations around the world.
•	An agreement with KPN to deploy and maintain a new Ethernet-based services network for KPN’s enterprise customers in the Netherlands.
•	A contract to with Telecom Malaysia to serve as the lead network integrator for upgrading its high-speed network.

Next-generation data and optical: Lucent continued to deliver its next-generation networking portfolio to consumer and enterprise customers.
•	Lucent launched its Acuity™ Network Architecture, a service-aware, end-to-end architecture designed to deliver more efficiently and at a lower cost high-bandwidth Internet protocol (IP)-based multimedia services to business, residential and mobile subscribers.
•	Lucent announced agreements for its metro optical networking portfolio with Xspedius Communications and with Terremark Worldwide, Inc., achieving a milestone shipment of the 1,000th LambdaUnite® Multiservice Switch to customers around the world.
•	U.S. Bancorp selected Lucent’s products, services and software for an advanced optical network that will connect U.S. Bank operations in five cities spanning the east and west coasts enabling fast and secure data transactions.
Broadband access and applications: Lucent made significant progress in IPTV and demonstrated its expertise in next-generation applications for the delivery of communications services. Lucent announced:
•	A strategic agreement to support Telefonica’s IPTV service rollouts worldwide, assume responsibility for the future development and deployment of Telefonica’s “Imagenio” IPTV middleware platform and market the platform to the broader, global service provider community. Lucent Worldwide will serve as the prime network integrator for Telefonica as it introduces Imagenio in additional markets.
•	An agreement to integrate ACE*COMM technology into its real-time rating and charging system, enabling global wireless carriers to offer their customers unprecedented parental control of their mobile services.
•	A joint IP Multimedia Subsystem (IMS)-based solution with IBM that offers carriers the option to deploy parts of Lucent’s IMS portfolio on the IBM BladeCenter family of servers.
     The quarterly earnings conference call will take place today at 8:30 a.m. EDT and be broadcast live over the Internet at http://www.lucent.com/investor. It will be maintained on the site for replay through Wednesday, August 2, 2006.
     Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.
1 Details on the significant items impacting results are available in Exhibit E in the accompanying financial reporting package.
SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel’s managements’ future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent’s and Alcatel’s and the combined company’s future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements’ assumptions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent’s annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel’s annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the “SEC”). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the “Form F-4”) to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares (“ADS”) to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the “Form F-6” and together with the Form F-4, the “Registration Statements”) to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boétie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
     Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.
     Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel’s annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boétie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
# # #

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
Index to Exhibits

Exhibit A	Consolidated statements of operations for the three months ended June 30, 2006, March 31, 2006, and June 30, 2005 and the nine months ended June 30, 2006 and June 30, 2005

Exhibit B	Consolidated balance sheets as of June 30, 2006, March 31, 2006 and September 30, 2005

Exhibit C	Consolidated statements of cash flows for the three months ended June 30, 2006, March 31, 2006 and December 31, 2005 and the nine months ended June 30, 2006 and June 30, 2005

Exhibit D	Segment information and revenue by geographic region

Exhibit E	Stock based compensation expense, pension and postretirement benefits, reconciliation of basic to diluted EPS and significant items impacting results

Exhibit A
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended			Nine months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
REVENUES
Products	$1,469	$1,590	$1,781	$4,566	$5,383
Services	581	548	559	1,669	1,627

Total revenues	2,050	2,138	2,340	6,235	7,010

COSTS
Products	779	775	908	2,358	2,832
Services	432	437	380	1,261	1,167

Total costs	1,211	1,212	1,288	3,619	3,999

Gross margin	839	926	1,052	2,616	3,011
Gross margin %	41%	43%	45%	42%	43%

OPERATING EXPENSES
Selling, general and administrative, before bad debt and customer financing	372	382	441	1,417	1,271
Provision for (recovery of) bad debt and customer financing	(2)	2	(53)	(7)	(75)

Selling, general and administrative	370	384	388	1,410	1,196
Research and development	276	297	287	856	858
In-process research and development	12	—	—	12	—
Business restructuring	7	(4)	6	4	(1)

Total operating expenses	665	677	681	2,282	2,053
Operating income	174	249	371	334	958
Operating margin %	8%	12%	16%	5%	14%
Other income, net	27	45	52	156	49
Interest expense	82	82	85	247	259

Income before income taxes	119	212	338	243	748
Income taxes	40	31	(34)	87	(65)

Net income	$79	$181	$372	$156	$813

Basic earnings per share	$0.02	$0.04	$0.08	$0.03	$0.18
Diluted earnings per share	$0.02	$0.04	$0.07	$0.03	$0.17

Weighted average number of common shares outstanding — basic	4,479	4,463	4,433	4,465	4,419

Weighted average number of common shares outstanding — diluted	4,519	5,128	5,326	4,511	5,039

Exhibit B
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; amounts in millions, except per share amounts)

	June 30,	March 31,	September 30,
	2006	2006	2005
Assets:
Cash and cash equivalents (a)	$1,368	$1,377	$2,410
Marketable securities (a)	588	479	357
Receivables, less allowances of $87, $89 and $84, respectively	1,552	1,390	1,395
Inventories	773	763	731
Other current assets	1,001	991	690

Total current assets	5,282	5,000	5,583
Marketable securities (a)	1,741	2,113	2,163
Property, plant and equipment, net	1,229	1,247	1,295
Prepaid pension costs	6,476	6,319	6,010
Goodwill and other acquired intangibles, net	611	439	419
Other assets	941	911	930

Total assets	$16,280	$16,029	$16,400

Liabilities:
Accounts payable	$702	$621	$769
Payroll and benefit-related liabilities	958	879	1,095
Debt maturing within one year	368	368	368
Other current liabilities	1,780	1,684	1,588

Total current liabilities	3,808	3,552	3,820
Postretirement and postemployment benefit liabilities	4,571	4,683	4,751
Pension liabilities	1,318	1,342	1,423
Long-term debt	5,047	5,047	5,066
Other liabilities	853	850	965

Total liabilities	15,597	15,474	16,025

Commitments and contingencies

Shareowners’ equity:
Common stock (b)	45	45	45
Additional paid-in capital	23,645	23,615	23,513
Accumulated deficit	(19,452)	(19,531)	(19,608)
Accumulated other comprehensive loss	(3,555)	(3,574)	(3,575)

Total shareowners’ equity	683	555	375

Total liabilities and shareowners’ equity	$16,280	$16,029	$16,400

(a)	Cash and cash equivalents and marketable securities amounted to $3,697, $3,969 and $4,930 as of June 30, 2006, March 31, 2006, and September 30, 2005, respectively.

(b)	$0.01per share par value; 10,000 authorized shares; 4,483 issued and 4,482 outstanding as of June 30,2006; 4,478 issued and 4,477 outstanding as of March 31,2006; and 4,457 issued and 4,447 outstanding as of September 30,2005.

Exhibit C
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

	Three months ended			Nine months ended
	June 30,	March 31,	December 31,	June 30,	June 30,
	2006	2006	2005	2006	2005
Operating Activities
Net income (loss)	$79	$181	$(104)	$156	$813

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	138	132	127	397	457
Provision for (recovery of) bad debt and customer financing	(2)	2	(7)	(7)	(75)
Deferred income taxes	23	17	(2)	38	(13)
Pension credit	(164)	(162)	(167)	(493)	(730)
Stock-based compensation expense	19	20	24	63	30
Other adjustments for non-cash items	28	—	(35)	(7)	129
Changes in operating assets and liabilities:
Receivables	(92)	(61)	41	(112)	128
Inventories and contracts in process	(14)	(45)	(15)	(74)	(57)
Accounts payable	19	(39)	(80)	(100)	(155)
Deferred revenue	47	152	(136)	63	108
Other operating assets and liabilities	(117)	(238)	(170)	(525)	(935)

Net cash used in operating activities	(36)	(41)	(524)	(601)	(300)

Investing Activities
Capital expenditures	(47)	(54)	(30)	(131)	(145)
Maturities, sales and purchases of marketable securities	258	276	(357)	177	(925)
Acquisition of business	(200)	—	—	(200)	—
Changes in restricted cash	10	(325)	1	(314)	—
Other investing activities	—	(2)	—	(2)	1

Net cash provided by (used in) investing activities	21	(105)	(386)	(470)	(1,069)

Financing Activities
Repayment of long-term debt	—	—	(15)	(15)	(419)
Issuance of common stock	10	14	20	44	121
Other financing activities	(4)	—	—	(4)	4

Net cash provided by (used in) financing activities	6	14	5	25	(294)
Effect of exchange rate changes on cash and cash equivalents	—	5	(1)	4	8

Net decrease in cash and cash equivalents	(9)	(127)	(906)	(1,042)	(1,655)
Cash and cash equivalents at beginning of period	1,377	1,504	2,410	2,410	3,379

Cash and cash equivalents at end of period	$1,368	$1,377	$1,504	$1,368	$1,724

Exhibit D
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT INFORMATION AND REVENUE BY GEOGRAPHIC REGION
(Unaudited; $ in millions, except per share amounts)

	Three months ended			Nine months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
Total Revenues
Mobility Access and Applications Solutions	$827	$1,002	$1,187	$2,774	$3,576
Multimedia Network Solutions	454	388	367	1,237	1,093
Converged Core Solutions	147	151	189	443	614
Services	581	548	559	1,669	1,627

Reportable segments	2,009	2,089	2,302	6,123	6,910
Other	41	49	38	112	100

Total revenues	$2,050	$2,138	$2,340	$6,235	$7,010

U.S. Revenues
Mobility Access and Applications Solutions	$655	$835	$898	$2,253	$2,668
Multimedia Network Solutions	169	202	150	537	424
Converged Core Solutions	84	95	106	249	311
Services	321	315	331	958	920

Reportable segments	1,229	1,447	1,485	3,997	4,323
Other	41	49	38	112	99

Total U.S. revenues	$1,270	$1,496	$1,523	$4,109	$4,422

Non-U.S. Revenues
Mobility Access and Applications Solutions	$172	$167	$289	$521	$908
Multimedia Network Solutions	285	186	217	700	669
Converged Core Solutions	63	56	83	194	303
Services	260	233	228	711	707

Reportable segments	780	642	817	2,126	2,587
Other	—	—	—	—	1

Total non-U.S. revenues	$780	$642	$817	$2,126	$2,588

Operating Income
Mobility Access and Applications Solutions	$228	$371	$438	$916	$1,297
Multimedia Network Solutions	26	42	15	113	19
Converged Core Solutions	20	16	34	36	20
Services	84	46	106	219	240

Total segment income	358	475	593	1,284	1,576
(Provision for) recovery of bad debt and customer financing	2	(2)	53	7	75
Business restructuring	(7)	4	(6)	(4)	1
Other	(179)	(228)	(269)	(953)	(694)

Total operating income (loss)	$174	$249	$371	$334	$958

Additional Multimedia Network Solutions Revenue information
Data and access	$240	$140	$163	$574	$516
Optical networking	214	248	204	663	577

Total Multimedia Network Solutions revenues	$454	$388	$367	$1,237	$1,093

Regional Revenues
U.S.	$1,270	$1,496	$1,523	$4,109	$4,422
Other Americas (Canada, Caribbean & Latin America)	169	157	180	512	530
EMEA (Europe, Middle East & Africa)	393	290	318	984	973
APaC (Asia Pacific & China)	218	195	319	630	1,085

	$2,050	$2,138	$2,340	$6,235	$7,010

*	Segment information for periods prior to fiscal 2006 was reclassified to conform to the current period’s presentation.

The reclassified information for those periods not presented is available on our investor relations website.

Exhibit E
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE, PENSION AND POSTRETIREMENT BENEFITS,
  RECONCILIATION OF BASIC TO DILUTED EPS, SUMMARY OF SIGNIFICANT ITEMS IMPACTING RESULTS
(Unaudited; $ in millions, except per share amounts)

	Three months ended			Nine months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
Stock based compensation expense*
Costs	$2	$3	$—	$8	$—
Selling, general and administrative	11	11	15	35	28
Research and development	6	6	1	20	2

Total stock based compensation expense	$19	$20	$16	$63	$30

*Current period amounts include the impact of expensing stock options as a result of adopting SFAS 123R effective October 1, 2005.

Pension and postretirement benefits
Pension benefit credit	$(164)	$(162)	$(244)	$(493)	$(730)
Postretirement benefit cost	60	48	66	171	197

Net pension and postretirement benefit credit	$(104)	$(114)	$(178)	$(322)	$(533)

	Three months ended			Nine months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Reconciliation of basic to diluted EPS:	2006	2006	2005	2006	2005
Net income - basic	$79	$181	$372	$156	$813
Adjustment for dilutive securities on net income:
Interest expense for 7.75% convertible securities	—	—	(1)	—	1
Interest expense for 2.75% convertible securities	—	11	11	—	34
Interest expense for 8.00% convertible securities	—	—	11	—	—

Net income - diluted	$79	$192	$393	$156	$848

Weighted average number of shares outstanding - basic	4,479	4,463	4,433	4,465	4,419
Effect of dilutive securities:
Stock options	40	45	49	44	62
Warrants	—	2	1	2	14
7.75% convertible securities	—	—	10	—	10
2.75% convertible securities	—	618	622	—	534
8.00% convertible securities	—	—	211	—	—

Weighted average number of shares outstanding - diluted	4,519	5,128	5,326	4,511	5,039

EPS:
Basic	$0.02	$0.04	$0.08	$0.03	$0.18
Diluted	$0.02	$0.04	$0.07	$0.03	$0.17
Certain securities have been excluded from the above calculations for all periods presented because the effect of adjusting net income for the related interest and the number of common shares for which they would be converted or redeemed was antidilutive.

	Three months ended
	June 30,	March 31,	June 30,
Significant items impacting results:	2006	2006	2005
Shareowner settlement	N/S	N/S	$17
Recovery of bad debt and customer financing	N/S	N/S	53
Business restructuring	N/S	N/S	(6)
Early extinguishment of debt obligations	N/S	N/S	(5)
Discrete income tax items	N/S	N/S	68

Total	$—	$—	$127

Per share impact - basic	$—	$—	$0.03

Per share impact - diluted	$—	$—	$0.02

N/S — Current period amounts are not presented as they are not significant.

The above significant items impacting results were reflected in:
Operating expenses	$—	$—	$47
Other income, net	—	—	24
Income taxes	—	—	56

Net income	$—	$—	$127